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EXHIBIT 4.1

                                    EXHIBIT A

                         YOSEMITE MORTGAGE FUND II, LLC

           LIMITED LIABILITY COMPANY THIRD AMENDED OPERATING AGREEMENT




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                                  TABLE OF CONTENTS


ARTICLE 1 - ORGANIZATION OF THE LIMITED LIABILITY COMPANY....................1
     Formation...............................................................1
     Name....................................................................1
     Place of Business.......................................................1
     Purpose.................................................................1
     Articles of Organization................................................1
     Term of Existence.......................................................1
     Power of Attorney.......................................................1
     Nature of Power of Attorney.............................................2
     Admission of Members During the Offering................................2

ARTICLE 2 - DEFINITIONS......................................................2
     Acquisition and Origination Expenses....................................2
     Acquisition and Origination Fees........................................2
     Administrator...........................................................2
     Affiliate...............................................................2
     Agreement...............................................................2
     Borrower................................................................2
     California LLC law......................................................2
     Capital Contribution....................................................3
     Capital Transaction.....................................................3
     Carried Interest........................................................3
     Cash Available for Distribution.........................................3
     Cash Flow...............................................................3
     Code....................................................................3
     Company.................................................................3
     Deed(s) of Trust........................................................3
     Default Interest........................................................3
     Fiscal Year.............................................................3
     Front-End Fees..........................................................4
     Gross Asset Value.......................................................4
     Independent Expert......................................................4
     Interest................................................................4
     Investment in Mortgage Loans............................................4
     Late Payment Charges....................................................4
     Majority................................................................4
     Manager.................................................................4
     Management Fee..........................................................4
     Member..................................................................4
     Mortgage Investment(s)..................................................4
     Mortgage Loans..........................................................4
     Mortgage Servicing Fee..................................................4
     NASAA Guidelines........................................................4
     Net Income Available for Distribution...................................5
     Net Proceeds............................................................5
     Net Worth...............................................................5
     Offering................................................................5
     Organization and Offering Expenses......................................5
     Person..................................................................5
     Profits and Losses......................................................5
     Program.................................................................5
     Promotional Interest....................................................5
     Property Management Fee.................................................5
     Prospectus..............................................................5
     Regulations.............................................................6
     Reinvested Distributions................................................6
     Roll-Up.................................................................6
     Roll-Up Entity..........................................................6
     Sponsor.................................................................6
     Subscription Agreement..................................................6
     Units...................................................................6

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     Writedown...............................................................6
     Writedown Amount........................................................6
ARTICLE 3 -THE MANAGER.......................................................6
     Control in Manager......................................................6
     Limitations on Manager's Authority......................................7
     Right to Purchase Receivables and Loans.................................8
     Extent of Manager's Obligation and Fiduciary Duty.......................8
     Liability and Indemnification of Manager................................8
     Assignment by the Manager...............................................9
     Removal of Manager......................................................9
     Right to Rely on Manager...............................................10
ARTICLE 4 - INVESTMENT AND OPERATING POLICIES...............................10
     Investment in Mortgage Loans...........................................10
     Normal Limitation on Loan to Value.....................................10
     Company's Permitted Borrowing..........................................10
     Limitation on Single Loan..............................................11
     Limitation on Loans on Unimproved Property.............................11
     Limitation on Real Estate Contracts of Sale............................11
     Title Insurance and Independent Appraisal..............................11
     Insurance..............................................................11
     Purchase of Mortgage Loans from Manager................................11
     Limitation on Sales of Mortgage Loans to Manager.......................11
     No dealings with Other Affiliated Programs.............................11
     Contingency Reserves...................................................11
     No Reinvestment of Net Income Available for Distribution...............11
     Net Income Available for Distribution..................................11
     No Loans to Manager....................................................11

ARTICLE 5 - CAPITAL CONTRIBUTIONS; LOANS TO COMPANY.........................11
     Capital Contribution by Manager........................................11
     Interest...............................................................12
     Loans..................................................................12
     Time Limit.............................................................12

ARTICLE 6 - VOTING AND OTHER RIGHTS OF MEMBERS..............................12
     No Participation in Management.........................................12
     Meetings...............................................................12
     Access to Books and Records............................................13
     Representation of Company..............................................13
ARTICLE 7 - PROFITS AND LOSSES; CASH DISTRIBUTIONS..........................13
     Allocation of Profits and Losses.......................................13
     Net Income Available For Distribution..................................13
     Net Proceeds...........................................................13
     Cash Distributions Upon Dissolution....................................14
     Special Allocation Rules...............................................14
     Code Section 704(c) Allocations........................................14
     Intent of Allocations..................................................15
     Annual Valuation of Assets.............................................15
ARTICLE 8 - DISTRIBUTION REINVESTMENT PLAN..................................15
     Members' Reinvested Distributions......................................15
     Purchase of Additional Units...........................................15
     Statement of Account...................................................15
     Continued Suitability Requirements.....................................15
     Changes or Termination of the Plan.....................................15
ARTICLE 9 - BOOKS AND RECORDS, REPORTS AND RETURNS..........................15
     Books and Records......................................................15
     Annual Statements......................................................16
     Income Tax Returns.....................................................17
     Suitability Requirements...............................................17
     Fiscal Matters.........................................................17
         Fiscal Year........................................................17
         Method of Accounting...............................................17
         Adjustment of Tax Basis............................................17

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         Tax Matters Partner................................................17
ARTICLE 10 - TRANSFER OF COMPANY INTERESTS..................................17
     Interest of Manager....................................................17
     Transfer of Member's Interest..........................................17
     Further Restrictions on Transfers......................................18
ARTICLE 11 - DEATH, LEGAL INCOMPETENCY, OR WITHDRAWAL OF A MEMBER;..........18
     Effect of Death or Legal Incompetency of a Member on the Company.......18
     Rights of Personal Representative......................................19
     Withdrawal of Members Other than Managers..............................19
     Withdrawal by Manager..................................................19
     Payment to Terminated Manager..........................................19
ARTICLE 12 - DISSOLUTION OF THE COMPANY.....................................20
     Events Causing Dissolution.............................................20
     Winding Up.............................................................20
     Order of Distribution of Assets........................................20
     No Recourse to Manager.................................................20
     Compliance With Timing Requirements of Regulations.....................20
ARTICLE 13 - ROLL-UPS.......................................................21
     Roll-Up Transactions: Appraisal........................................21
     Members' Rights in a Roll-Up...........................................21
     Limitations on Roll-Ups................................................21
ARTICLE 14 - TRANSACTIONS BETWEEN THE MANAGER, ITS AFFILIATES AND THE
  COMPANY...................................................................21
     Compensation to the Manager from the Company...........................21
         Management Fee.....................................................21
         Company Expenses...................................................22
         Promotional Interest...............................................22
         Property Management Fee............................................22
         No Insurance Service Fees..........................................22
         Mortgage Servicing Fees............................................22
         Acquisition and Origination Fees...................................22
         Late Payment Charges and Default Interest..........................22
ARTICLE 15 - MISCELLANEOUS..................................................23
     Covenant to Sign Documents.............................................23
     Notices................................................................23
     Right to Engage in Competing Business..................................23
     Amendment..............................................................23
     Entire Agreement.......................................................24
     Waiver.................................................................24
     Severability...........................................................24
     Application of California Law..........................................24
     Captions...............................................................24
     Number and Gender......................................................24
     Counterparts...........................................................24
     Waiver of Action for Partition.........................................24
     Defined Terms..........................................................24
     Binding on Assignees...................................................24

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                        THIRD AMENDED OPERATING AGREEMENT

                                       OF
                         YOSEMITE MORTGAGE FUND II, LLC
                     A California Limited Liability Company

THIS THIRD AMENDED OPERATING AGREEMENT ("AGREEMENT") was made and entered into as of the 2nd day of December, 2002, by and among MFP Management LLC, a California limited liability company (the "MANAGER"), and Pontes Financial Group, Ltd., a California corporation, in its capacity as the initial member of the Company (the "INITIAL MEMBER"), collectively with all other Persons who may become members of the Company from time to time in accordance herewith (the "MEMBERS"), and Yosemite Mortgage Fund II, LLC, a California limited liability company (the "COMPANY").

                                   WITNESSETH

WHEREAS, the Manager, the Initial Member and the Company desire to enter into a Third Amended Operating Agreement to govern the Company's operations;

NOW, WHEREFORE, in consideration for the mutual agreements, covenants and premises set forth herein, this Third Amended Operating Agreement is hereby adopted:

                                    ARTICLE 1
                  ORGANIZATION OF THE LIMITED LIABILITY COMPANY

         1.1. Formation. The Initial Member caused the formation of the Company on March 19, 2001 under the provisions of California Corporations Code.

         1.2. Name. The name of the Company is YOSEMITE MORTGAGE FUND II, LLC.

         1.3. Place of Business. The principal place of business of the Company is and will be located at 414 13th Street, Suite 400, Oakland, California 94612, until the Manager changes it after giving the Members notice. In addition, the Company may maintain such other offices and places of business in the United States as the Manager may deem advisable. The Manager will file all necessary or desirable documents to permit the Company to conduct its business lawfully in any state or territory of the United States.

         1.4. Purpose. The primary purpose of this Company is to generate cash flow and to distribute to the Members the Profits of the Company from its operations. The Company will invest in and purchase first, second, wraparound, participating and construction Mortgage Investments, and do all things reasonably related thereto, including developing, managing and either holding for investment or disposing of real property acquired through foreclosure, either directly or through general partnerships or other joint ventures, all as further provided for in this Agreement.

         1.5. Articles of Organization. The Company's Articles of Organization have been duly executed, acknowledged and filed with the Secretary of State of the State of California under the provisions of the California LLC law. The Initial Member hereby approves, ratifies and confirms all of these actions. The Manager is authorized to execute and cause to be filed Certificates of Amendment of the Articles of Organization whenever required by the California LLC law or this Agreement.

         1.6. Term of Existence. The Company's existence began on March 19, 2001 and, notwithstanding anything to the contrary in the Articles of Organization, will continue until December 31, 2021, unless earlier terminated under the provisions of this Agreement or by operation of law. A Majority may extend the Company's term, provided that the Company remains in compliance with the NASAA Guidelines.

         1.7. Power of Attorney. Each of the Members irrevocably constitutes and appoints the Manager as his true and lawful attorney-in-fact, with full power and authority for him, and in his name, place and stead, to execute, acknowledge, publish and file:

                  1.7.1. This Agreement, the Articles of Organization, as well as any and all amendments thereto required under the laws of the State of California or of any other state, or which the Manager deems advisable to prepare, execute and file;

                  1.7.2. Any certificates, instruments and documents, including, without limitation, Fictitious Business Name Statements, as may be required to be filed by the Company by any governmental agency or by the laws of any state or other jurisdiction in which the Company is doing or intends to do business, or which the Manager deems advisable to file; and

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                  1.7.3. Any documents which may be required to effect the
         continuation of the Company, the admission of an additional or substituted Member, or the dissolution and termination of the Company, provided that the continuation, admission, substitution or dissolution or termination, as applicable, is in accordance with the terms of this Agreement.

         1.8. Nature of Power of Attorney. The grant of authority in Section
1.7:

                  1.8.1. Is a Special Power of Attorney coupled with an interest, is irrevocable, survives the death of the Member and shall not be affected by the subsequent incapacity of the Member;

                  1.8.2. May be exercised by the Manager for each member by a facsimile signature of or on behalf of the Manager or by listing all of the Members and by executing any instrument with a single signature of or on behalf of the Manager, acting as attorney-in-fact for all of them; and

                  1.8.3. Shall survive the delivery of an assignment by a Member of the whole or any portion of his Interest; except that where the assignee thereof has been approved by the Manager for admission to the Company as a substituted Member, the Special Power of Attorney shall survive the delivery of the assignment for the sole purpose of enabling the person to execute, acknowledge, and file any instrument necessary to effect the substitution.

         1.9. Admission of Members During the Offering. Upon the sale of Units in the offering, the purchasers shall be admitted as Members not later than 15 days after the release from any impound of the purchaser's funds to the Company, and thereafter, purchasers shall be admitted as Members not later than the last day of the calendar month following the date their subscription was accepted by the Company. Subscriptions will be accepted or rejected by the Company within 30 days of their receipt; if rejected, all funds will be returned to subscribers within 10 business days.


                                   ARTICLE 2
                                   DEFINITIONS

         Unless stated otherwise, the terms set forth in this Article 2 shall, for all purposes of this Agreement, have the following meanings:

         2.1. "Acquisition and Origination Expenses" means expenses, including but not limited to legal fees and expenses, travel and communication expenses, costs of appraisals, accounting fees and expenses, title insurance funded by the Company, and miscellaneous expenses related to the evaluation, selection and acquisition of Mortgage Investments, whether or not acquired.

         2.2. "Acquisition and Origination Fees" means the total of all fees and commissions paid by any Person when purchasing or investing in Mortgage Investments. Included in the computation of these fees or commissions shall be any selection fee, mortgage placement fee, nonrecurring management fee, and any evaluation fee, loan fee, or points paid by borrowers to the Manager or its Affiliate, or any fee of a similar nature, however designated.

         2.3. "Administrator" means the agency or official administering the securities law of a state in which Units are registered or qualified for offer and sale.

         2.4. "Affiliate" means, for any Person, (a) any Person directly or indirectly controlling, controlled by or under common control with the Person,
(b) any other Person owning or controlling ten percent (10%) or more of the outstanding voting securities of the Person, (c) any officer, director, partner or manager of the Person, and (d) if such other Person is an officer, director, partner or manager, any company for which such Person acts in any similar capacity.

         2.5. "Agreement" means this Operating Agreement, as amended from time to time.

         2.6. "Base Amount" means the portion of the Capital Contributions committed to Investment in Mortgage Loans, not including leverage. The Base Amount shall be recomputed annually after the second full year of the Company's operations by subtracting from the then fair market value of its Mortgage Investments as determined by independent appraisals plus working capital reserves an amount equal to the Company's outstanding debt, if any.

         2.7. "Borrower" means an obligor under a Mortgage Loan.

         2.8. "California LLC law" means the Beverly-Killea Limited Liability Company Act, as in effect in the State of California.

         2.9. "Capital Account" means, for any Member, the Capital Account maintained for the Member in accordance with the following provisions:

                  2.9.1. The Manager shall credit to each Member's Capital Account the Member's Capital Contribution, the Member's distributive share of Profits, any items in the nature of income or gain (from unexpected adjustments, allocations or distributions) that are specially allocated to a Member, and the amount of any Company liabilities that are assumed by the Member or that are secured by any Company property distributed to the Member.

                  2.9.2. The Manager shall debit from each Member's Capital Account the amount of cash and the fair market value of any Company property distributed to the Member under any provision of this Agreement, the Member's distributive share of Losses, and any items in the nature of expenses or losses that are specially allocated to a

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         Member and the amount of any liabilities of the Member that are assumed by the Company or that are secured by any property contributed by the Member to the Company.

         If the Gross Asset Value of a Company asset is adjusted as a result of a Writedown, the Manager shall concurrently adjust the Capital Accounts of all Members in order to reflect the aggregate net adjustment that would have occurred if the Company had recognized Losses equal to the Writedown Amount and the Losses were allocated under Article 7.

         If any interest in the Company is transferred in accordance with
Section 10.2 of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred interest.

         The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulation Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with the Regulation. If the Manager determines that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto, are computed in order to comply with the then existing Treasury Regulation, the Manager may make the modification, provided that it is not likely to have a material effect on the amounts distributable to any Member under Articles 7 and 12 of this Agreement upon the dissolution of the Company. The Manager shall adjust the amounts debited or credited to Capital Accounts for
(a) any property contributed to the Company or distributed to the Manager, and
(b) any liabilities that are secured by the contributed or distributed property or that are assumed by the Company or the Manager, if the Manager determines the adjustments are necessary or appropriate under Treasury Regulation Section 1.704-1(b)(2)(iv). The Manager shall make any appropriate modification if unanticipated events might otherwise cause this Agreement not to comply with Treasury Regulation Section 1.704-1(b) as provided for in Sections 7.7 and 15.4.

         2.10. "Capital Contribution" means the total investment and contribution to the capital of the Company made by a Member (i) in cash, (ii) by advancing expenses to non-affiliated third parties on behalf of the Company and with the Company's authorization or (iii) by way of automatic reinvestment of Company distributions (or deemed distributions) of capital and/or net income. "Initial Capital Contribution" means the amount paid in cash by each Member with his original subscription for an acquisition of Units of the Company under the Prospectus plus, in the case of the Manager, the amount it has advanced to non-affiliated third parties on behalf of the Company.

         2.11. "Capital Transaction" means (i) the repayment of principal or prepayment of a Mortgage Investment, including deemed repayments of Mortgage Investments or other dispositions thereof, to the extent classified as a return of capital under the Code, (ii) the foreclosure, sale, exchange, condemnation, eminent domain taking or other disposition under the Code of a Mortgage Investment or Real Property subject to a Mortgage Investment, or (iii) the payment of insurance or a guarantee for a Mortgage Investment.

         2.12. "Carried Interest" means an Interest held by the Manager, which participates in all allocations and distributions, said Interest being an expense of the Company and subject to the limitation set forth in Article 4, below.

         2.13. "Cash Available for Distribution" means Cash Flow less all amounts set aside for creation or restoration of reserves by the Manager.

         2.14. "Cash Flow" means cash funds provided from operations (other than repayments of mortgage loan principal) including without limitation, interest, points, revenue participation, participation in property appreciation, and interest or dividends from interim investments paid to the Company after deducting cash funds used to pay general Company expenses and debt payments.

         2.15. "Code" means the Internal Revenue Code of 1986, as amended from time to time, and corresponding provisions of subsequent revenue laws.

         2.16. "Company" means Yosemite Mortgage Fund II, LLC, the California limited liability company to which this Agreement pertains.

         2.17. "Deed(s) of Trust" means the lien(s) created on the Real Property of borrowers securing their respective obligations to the Company to repay Mortgage Investments, whether in the form of a deed of trust, mortgage or otherwise.

         2.18. "Default Interest" means the interest charge imposed under a Mortgage Loan that has gone into default.

         2.19. "Fiscal Year" means, subject to the provisions of Section 706 of the Code and Section 9.6.1, (i) the period commencing on the date of formation of the Company and ending on December 31, 2001 (ii) any subsequent 12 month period on January 1 and ending on December 31 and (iii) the period commencing January 1 and ending on the date on which all Company assets are distributed to the Members under Article 12.

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         2.20. "Front-End Fees" means fees and expenses paid by any party to acquire assets for the Company, including Organization and Offering Expenses, Acquisition and Origination Fees, Acquisition and Origination Expenses, interest on deferred fees and expenses, and any other similar fees, however designated by the Manager.

         2.21. "Gross Asset Value" means, for any Company asset, the following:

                  2.21.1. The initial Gross Asset Value of any Company asset at the time that it is contributed by a Member to the capital of the Company shall be an amount equal to the fair market value of the Company asset (without regard to the provisions of Code Section 7701(g)), as determined by the contributing Member and the Manager;

                  2.21.2. The Gross Asset Values of all Company assets shall be adjusted, as determined by the distributed Member and the Manager, to equal their respective fair market values upon the distribution to a Member by the Company of more than a de minimis amount of Company assets (other than money), unless all Members simultaneously receive distributions of undivided interests in the distributed Company assets in proportion to their respective Capital Accounts;

                  2.21.3. The Gross Asset Values of all Company assets shall be adjusted to equal their respective fair market values (as determined by the Manager, in its reasonable discretion) upon the termination of the Company for Federal income tax purposes under Code Section 708(b)(1)(B); and

                  2.21.4. The Gross Asset Value of a Company asset shall be adjusted in the case of a Writedown of the Company asset in accordance with Sections 2.44, 2.45 and 7.8.

         2.22. "Independent Expert" means a Person with no material current or prior business or personal relationship with the Manager, who is engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by the Company, and who is qualified to perform the services.

         2.23. "Interest" means the Capital Accounts of Members, which are divided into "Units."

         2.24. "Investment in Mortgage Loans" means the amount of Capital Contributions used to make or invest in Mortgage Investments or the amount actually paid or allocated to the purchase of Mortgage Investments, working capital reserves allocable thereto (except that working capital reserves in excess of three percent (3%) shall not be included), and other cash payments such as interest and taxes.

         2.25. "Late Payment Charges" means additional charges paid by Borrowers on delinquent interest and late payment fees.

         2.26. "Majority" means any group of Members who together hold a majority of the total outstanding Interests of the Company as of a particular date (or if no date is specified, the first day of the then current calendar month).

         2.27. "Manager" means MFP Management LLC., a California limited liability company, in that capacity, or any Person replacing MFP Management LLC under this Agreement. For greater certainty, MFP Management LLC, in its capacity as the Initial Member, is a distinct entity from the Manager for purposes of this Agreement unless the context should indicate to the contrary. Manager shall include its Affiliates, when appropriate in the context of particular appearances in this Agreement.

         2.28. "Management Fee" means a fee paid by the Company to the Manager or other persons for management and administration of the Company.

         2.29. "Member" means an owner of Units in the Company, unless the instruments through which the Units were transferred to the owner did not also convey the transferor's status as a Member.

         2.30. "Mortgage Investment(s)" means the Mortgage Loan(s) or an interest in the Mortgage Loans that are held by the Company.

         2.31. "Mortgage Loans" means investments of the Company that are notes, debentures, bonds and other evidences of indebtedness or obligations that are negotiable or non-negotiable and secured or collateralized by Deeds of Trust on Real Property.

         2.32. "Mortgage Servicing Fee" means any fee paid to the Manager or its Affiliates for servicing or administering Mortgage Investments.

         2.33. "NASAA Guidelines" means the Mortgage Program Guidelines of the North American Securities Administrators Association, Inc. adopted on September 10, 1996, as amended from time to time unless indicated to the contrary by the context.

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         2.34. "Net Income Available for Distribution" means Cash Flow less amount set aside for creation or restoration of reserves during the month; provided that:

                  2.34.1. The operating expenses shall not include any general overhead expenses of the Manager; and

                  2.34.2. Net Income Available for Distribution shall not exceed the amount of cash on hand.

         2.35. "Net Proceeds" means the net cash proceeds (or deemed net proceeds) from any Capital Transaction.

         2.36. "Net Worth" means the excess of total assets over total liabilities as determined by generally accepted accounting principles consistently applied, except that if any of the assets have been depreciated, then the amount of the depreciation relative to any particular asset may be added to the depreciated cost of the asset to compute total assets, provided that the amount of depreciation may be added only to the extent that the amount resulting after adding the depreciation does not exceed the fair market value of the asset.

         2.37. "Offering" means the offer and sale of Units of the Company made under the Prospectus.

         2.38. "Organization and Offering Expenses" means those expenses incurred in connection with and preparing the Company for registration and offering and distributing Units to the public, including sales commissions paid to securities broker-dealers in connection with the distribution of the Units and all advertising expenses, and they shall be reasonable and comply with all statutes, rules and regulations imposed by any Administrator in connection with the offering of the Units.

         2.39. "Person" means any natural person, partnership, corporation, unincorporated association or other legal entity.

         2.40. "Profits and Losses" mean, for each Fiscal Year or any other period, an amount equal to the Company's taxable income or loss for the Fiscal Year or other given period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately under Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments (without duplication):

                  2.40.1. Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses under this Section 2.30 shall be added to the taxable income or loss;

                  2.40.2. Any expenditures of the Company described in Section 705(a)(2)(B) of the Code or treated as Section 705(a)(2)(B) of the Code expenditures under Treasury Regulation Section 1.704- 1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses under this Section 2.34.2, shall be subtracted from the taxable income or loss. A-5 103

         If any Company asset has a Gross Asset Value which differs from its adjusted cost basis, gain or loss resulting from the disposition of the Company asset shall be computed using the Gross Asset Value (rather than adjusted cost basis) of the Company asset.

         Notwithstanding any other provision of this Section, any items in the nature of income, gain, expenses or losses, which are specially allocated under
Section 7.5.1, 7.5.2 and 7.6, shall not be taken into account in computing Profits or Losses.

         2.41. "Program" means a limited or general partnership, limited liability company, limited liability partnership, trust, joint venture, unincorporated association or similar organization other than a corporation formed and operated for the primary purpose of investing in mortgage loans.

         2.42. "Promotional Interest" means an entitlement to the Manager of an interest in the Company as an additional Management Fee in the amounts specified in Section 14.13 of the Agreement.

         2.43. "Property Management Fee" means the fee paid for day-to-day professional property management services.

         2.44. "Prospectus" means the prospectus covering the Offering that forms a part of the Registration Statement on either Form SB-2 or Form S-11 to be filed under the Securities Act of 1933 with the Securities and Exchange Commission and any supplement or amended Prospectus or new prospectus that forms a part of a supplement or amendment to the Registration Statement filed by the Company, unless the context should indicate to the contrary.

         2.45. "Real Property" means and includes (a) land and any buildings, structures, and improvements, and (b) all fixtures, whether in the form of equipment or other personal property, that is located on or used as part of land. Real Property does not include Deeds of Trust, mortgage loans or interests therein.

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         2.46. "Regulations" means, except where the context indicates otherwise, the permanent, temporary, proposed, or proposed and temporary regulations of the U.S. Department of the Treasury under the Code, as the regulations may be lawfully changed from time to time.

         2.47. "Reinvested Distributions" means Units purchased under the Company's Plan (as defined and described in Article 8 of this Agreement).

         2.48. "Roll-Up" means a transaction involving the acquisition, merger, conversion, or consolidation, either directly or indirectly, of the Company and the issuance of securities of a Roll-Up Entity. "Roll-Up" does not include a transaction involving (i) securities of the Company, if any, listed on a national securities exchange or quoted on the NASDAQ National Market for 12 months or (ii) conversion to corporate, trust, limited liability company, or association form of only the Company if, as a consequence of the transaction, there will be no significant adverse change in any of the following: (a) Members' voting rights; (b) the term of existence of the Company; (c) Manager compensation; (d) the Company's investment objectives.

         2.49. "Roll-Up Entity" means a company, real estate investment trust, corporation, limited liability company, limited or general partnership or other entity that would be created or would survive after the successful completion of a proposed Roll-Up.

         2.50. "Sponsor" means any Person (a) directly or indirectly instrumental in organizing, wholly or in part, a Program, or a Person who will manage or participate in the management of a Program, and any Affiliate of any Person, but does not include a Person whose only relation with a Program is that of an independent property manager or other provider of services (such as attorneys, accountants or underwriters), whose only compensation is received in that capacity, or (b) is a "Sponsor" as otherwise defined in the NASAA Guidelines.

         2.51. "Subscription Agreement" means the document that is an exhibit to and part of the Prospectus that every Person who buys Units of the Company must execute and deliver with full payment for the Units and which, among other provisions, contains the written consent of each Member to the adoption of this Agreement.

         2.52. "Units" mean the units of equity in the Company evidencing the Company's Interests that are (a) issued to Members upon their admission to the Company under the Subscription Agreement and the Prospectus or (b) transferred to those who become substituted Members under Section 10.2 hereof. The Manager may purchase Units on the same basis as other Members. Units purchased at different times do not necessarily represent the same underlying amount of Interests.

         2.53. "Writedown" means a determination by the Manager for a particular Mortgage Investment or other Company investment (which determination has been verified by the Company's accountants as being in conformity with generally accepted accounting principles) that the fair market value of the investment at the time the determination is made is less than the amount actually paid or allocated to the purchase of the investment, which determination shall be made by the Company and its accountants within thirty (30) days of the end of each Fiscal Year and any Writedown shall be effective on the last day of the preceding Fiscal Year during the term of this Agreement.

         2.54. "Writedown Amount" means, for any Mortgage Investment or other Company investment, the amount by which, at the time that a Writedown is determined for the Investment, the amount actually paid or allocated to the purchase of the investment exceeds its fair market value.

                                   ARTICLE 3
                                   THE MANAGER

         3.1. Control in Manager. Subject to the provisions of Section 3.2 and except as otherwise expressly stated elsewhere in this Agreement, the Manager has exclusive control over the business of the Company (with all acts and decisions being in its sole discretion except as specifically set forth in this Agreement), including the power to assign duties, to determine how to invest the Company's assets, to sign bills of sale, title documents, leases, notes, security agreements, Mortgage Investments and contracts, and to assume direction of the business operations. As Manager of the Company and its business, the Manager has all duties generally associated with that position, including dealing with Members, being responsible for all accounting, tax and legal matters, performing internal reviews of the Company's investments and loans, determining how and when to invest the Company's capital, and determining the course of action to take for Company loans that are in default. The Manager also has all of these powers for ancillary matters. Without limiting the generality of the foregoing, the powers include the right (except as specifically set forth in this Agreement, including under Section 3.2):

                  3.1.1. To evaluate potential Company investments and to expend the capital of the Company in furtherance of the Company's business;

                  3.1.2. To acquire, hold, lease, sell, trade, exchange, or otherwise dispose of all or any portion of Company property or any interest therein at a price and upon the terms and conditions as the Manager may deem proper;

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

                  3.1.3. To cause the Company to become a joint venturer, general or limited partner or member of an entity formed to own, develop, operate and dispose of properties owned or co-owned by the Company acquired through foreclosure of a Mortgage Loan;

                  3.1.4. To manage, operate and develop Company property, or to employ and supervise a property manager who may, or may not, be an Affiliate of the Manager;

                  3.1.5. To borrow money from banks and other lending institutions for any Company purpose, and as security therefore, to encumber Company property;

                  3.1.6. To repay in whole or in part, refinance, increase, modify, or extend, any obligation, affecting Company property;

                  3.1.7. To employ or engage from time to time, at the expense of the Company, Persons, including the Manager and its Affiliates, required for the operation of the Company's business, including employees, agents, independent contractors, brokers, accountants, attorneys, and others; to enter into agreements and contracts with such Persons on terms and for compensation that the Manager determines to be reasonable; and to give receipts, releases, and discharges for all of the foregoing and any matters incident thereto as the Manager may deem advisable or appropriate; provided, however, that any agreement or contract between the Company and the Manager or between the Company and an Affiliate of the Manager shall contain a provision that the agreement or contract may be terminated by the Company without penalty on sixty (60) days' written notice and without advance notice if the Manager or Affiliate who is a party to the contract or agreement resigns or is removed under the terms of this Agreement;

                  3.1.8. To maintain, at the expense of the Company, adequate records and accounts of all operations and expenditures and furnish the Members with annual statements of account as of the end of each calendar year, together with all necessary tax-reporting information;

                  3.1.9. To purchase, at the expense of the Company, liability and other insurance to protect the property of the Company and its business;

                  3.1.10. To refinance, recast, modify, consolidate, extend or permit the assumption of any Mortgage Loan or other investment owned by the Company;

                  3.1.11. To pay all expenses incurred in the operation of the Company;

                  3.1.12. To file tax returns on behalf of the Company and to make any and all elections available under the Code;

                  3.1.13. To cause the Company to be licensed under the California Finance Lenders Law, Division 9 of the California Finance code, should that licensing become necessary or desirable in the judgment of the Manager; and

                  3.1.14. To modify, delete, add to or correct from time to time any provision of this Agreement as permitted under Section 15.4 hereof.

         3.2. Limitations on Manager's Authority. The Manager has no authority to:

                  3.2.1. Do any act in contravention of this Agreement;

                  3.2.2. Do any act which would make it impossible to carry on the ordinary business of the Company;

                  3.2.3. Confess a judgment against the Company;

                  3.2.4. Possess Company property or assign the rights of the Company in property for other than a Company purpose;

                  3.2.5. Admit a person as a Manager without the prior affirmative vote or consent of a Majority, or any higher vote as may be required by applicable law;

                  3.2.6. Voluntarily withdraw as Manager without the concurrence of a Majority unless its withdrawal would neither affect the tax status of the Company nor materially adversely affect the Members (subject to any delay in effectiveness of the withdrawal as set forth elsewhere herein);

                  3.2.7. Sell all or substantially all of the assets of the Company in one or a series of related transactions that is not in the ordinary course of business, without the concurrence of a Majority;

                  3.2.8. Amend this Agreement without the concurrence of a Majority, except as permitted by Section 15.4 of this Agreement;

                  3.2.9. Dissolve or terminate the Company without the concurrence of a Majority;

                  3.2.10. Cause the merger or other reorganization of the Company without the concurrence of a Majority;

                  3.2.11. Grant to any of its Affiliates or to itself an exclusive right to sell or otherwise dispose of any Company assets;

                  3.2.12. Receive or permit the Manager or any Affiliate of the Manager to receive any insurance brokerage fee or write any insurance policy covering the Company or any Company property;

                  3.2.13. Receive from the Company a rebate or participate in any reciprocal business arrangement which would circumvent the provisions of the NASAA Guidelines or enable the Manager or any of its Affiliates to do so;

                  3.2.14. Commingle the Company's assets with those of any other Person;

                  3.2.15. Use or permit another Person to use the Company's assets in any manner, except for the exclusive benefit of the Company;

                  3.2.16. Pay or award, directly or indirectly, any commissions or other compensation to any Person engaged by a potential investor for investment advice as an inducement to the advisor to advise the purchase of Units; provided, however, that this clause shall not prohibit the payment of Sales Commissions;

                  3.2.17. Make loans to the Manager or an Affiliate of the Manager; or

                  3.2.18. Pay, directly or indirectly, a commission or fee (except as otherwise set forth in Article 14 hereof) to the Manager or any Affiliate of the Manager in connection with the reinvestment or distribution of the proceeds of a Capital Transaction.

         3.3. Right to Purchase Receivables and Loans. As long as the requirements of Article 4 are met and the Company adheres to the investment policy described in the Prospectus, the Manager, in its sole discretion, may at any time, but is not obligated to:

                  3.3.1. Purchase from the Company the interest receivable or principal on delinquent Mortgage Loans held by the Company;

                  3.3.2. Purchase from a senior lien holder the interest receivable or principal on mortgage loans senior to Mortgage Loans held by the Company; and/or

                  3.3.3. Use its own monies to cover any other costs associated with Mortgage Loans held by the Company such as property taxes, insurance and legal expenses.

         3.4. Extent of Manager's Obligation and Fiduciary Duty. The Manager shall devote the portion of its time to the business of the Company as it determines, in good faith, to be reasonably necessary to conduct the Company's business. The Manager shall not be bound to devote all of its business time to the affairs of the Company, and the Manager and its Affiliates may engage for their own account and for the account of others in any other business ventures and employments, including ventures and employments having a business similar or identical or competitive with the business of the Company. The Manager has fiduciary responsibility for the safekeeping and use of all funds and assets of the Company, whether or not in the Manager's possession or control, and the Manager will not employ, or permit another to employ the Company's funds or assets in any manner except for the exclusive benefit of the Company. The Manager will not allow the assets of the Company to be commingled with the assets of the Manager or any other Person. The Company shall not permit a Member to contract away the fiduciary duty owed to any Member by the Manager under common law.

         3.5. Liability and Indemnification of Manager. Any right to indemnification hereunder shall be subject to the following:

                  3.5.1. The Company shall not indemnify the Manager or its Affiliates for any liability or loss suffered by the Manager or its Affiliates, nor shall the Manager or its Affiliates be held harmless for any loss or liability suffered by the Company, unless all of the following conditions are met:

                           (a) the Manager has determined, in good faith, that the course of conduct which caused the loss or liability was in the best interest of the Company;

                           (b) the Manager or its Affiliates was acting on behalf of or performing services for the Company;

                           (c) such liability or loss was not the result of the negligence or misconduct by the Manager or its Affiliates; and

                           (d) such indemnification or agreement to hold harmless is recoverable only out of the assets of the Company and not from the Members.

                  3.5.2. Notwithstanding anything to the contrary contained in subsection 3.5.1 above, the Manager (which shall include Affiliates only if such Affiliates are performing services on behalf of the Company) and any Person acting as a broker-dealer shall not be indemnified for any losses, liabilities or expenses arising from an alleged violation of federal or state securities laws unless the following conditions are met:

                           (a) there has been a successful adjudication on the merits of each count involving alleged securities law violation as to the particular indemnitee; or

                           (b) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; or

                           (c) a court of competent jurisdiction has approved a settlement of the claims against a particular indemnitee and has determined that indemnification of the settlement and related costs should be made; and

                           (d) in the case of subparagraph c of this subsection 3.5.2, the court of law considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and the position of any state securities regulatory authority in which securities of the Company were offered or sold as to indemnification for violations of securities laws; provided that the court need only be advised of and consider the positions of the securities regulatory authorities of those states:

                                    (1)      which are specifically set forth in
                                             the Company agreement; and

                                    (2)      in which plaintiffs claim they were
                                             offered or sold Company interests.

                  3.5.3. The Company may not incur the cost of that portion of liability insurance which insures the Manager or its Affiliates for any liability as to which the Manager or its Affiliates are prohibited from being indemnified under this subsection.

                  3.5.4. The provision of advancement from Company funds to the Manager or its Affiliates for legal expenses and other costs incurred as a result of any legal action is permissible if the following conditions are satisfied:

                           (a)      the legal action relates to acts or
                                    omissions with respect to the performance of duties or services on behalf of the Company;

                           (b) the legal action is initiated by a third party who is not a Member, or the legal action is initiated by a Member and a court of competent jurisdiction specifically approves such advancement; and

                           (c) the Manager or its Affiliates undertake to repay the advanced funds to the Company in cases in which such Person is not entitled to indemnification under paragraph 1 of this section 3.5.

         3.6. Assignment by the Manager. The Manager's Interest in the Company may be assigned at the discretion of the Manager, subject to Section 10.1.

         3.7. Removal of Manager. The Manager may be removed upon the following conditions:

                  3.7.1. The Members may remove the Manager by written consent or vote of a Majority (excluding any Interest of the Manager being removed). This removal of the Manager, if there is no other Manager, shall not become effective for at least 120 days following the consent or vote of the Majority.

                  3.7.2. During the 120 day period described in Section 3.7.1, the Majority (excluding any Interest of the removed Manager) shall have the right to agree in writing to continue the business of the Company and, within six months following the termination date of the last remaining Manager, elect and admit a new Manager(s) who agree(s) to continue the existence of the Company.

                  3.7.3. Substitution of a new Manager, if any, shall be effective upon written acceptance of the duties and responsibilities of a Manager by the new Manager. Upon effective substitution of a new Manager, this Agreement shall remain in full force and effect, except for the change in the Manager, and business of the Company shall be continued by the new Manager. The new Manager shall thereupon execute, acknowledge and file a certificate of amendment to the Articles of Organization of the Company in the manner required by the California LLC Law.

                  3.7.4. Failure of a Majority to designate and admit a new Manager within the time specified herein shall dissolve the Company, in accordance with the provisions of Article 12 of this Agreement.

         3.8. Right to Rely on Manager. Any person dealing with the Company may rely (without duty of further inquiry) upon a certificate signed by the Manager as to:

                  3.8.1. The identity of the Manager or any Member;

                  3.8.2. The existence or nonexistence of any fact or facts which constitute a condition precedent to acts by the Manager or which are in any further manner germane to the affairs of the Company;

                  3.8.3. The persons who are authorized to execute and deliver any instrument or document of the Company; and

                  3.8.4. Any act or failure to act by the Company or any other matter whatsoever involving the Company or any Member.

         3.9. Transfer of the Control of the Manager. A sale or transfer of a controlling or other interest in the Manager will not terminate the Company or be considered the withdrawal or resignation of the Manager.

                                   ARTICLE 4
                        INVESTMENT AND OPERATING POLICIES

         4.1. Commitment of Capital Contributions. The Manager shall take all reasonable steps to commit not less than ninety-four percent (94%), including contingency reserves up to three percent (3%), of Capital Contributions to Investments in Mortgage Loans, provided that under no circumstances may such commitment decrease below the applicable percentage specified in the NASAA Guidelines. The Company may make or purchase Mortgage Loans of such duration and on such real property and with such additional security as the Manager in its sole discretion shall determine, subject to the other provisions of this Article
4. These Mortgage Loans may be senior to other mortgage loans on the real property, or junior to other mortgage loans on the real property, all in the sole discretion of the Manager.

         4.2. Normal Limitation on Loan to Value. The Company normally shall not make or invest in Mortgage Loans on any one property if at the time of the acquisition of the loan the aggregate amount of all Mortgage loans outstanding on the property, including loans of the Company, would exceed an amount equal to seventy percent (70%) of the appraised value of the property as determined by independent appraisal, unless (i) substantial justification exists because of the presence of other underwriting criteria or (ii) the Prospectus describes the departure from the normal loan to value ratios. For purposes of this Section, the "aggregate amount of all Mortgage Loans outstanding on the property, including the loans of the Company," shall include all interest (excluding contingent participation in income and/or appreciation in value of the mortgaged property), the current payment of which may be deferred pursuant to the terms of such loans. This restriction applies to all loans, including construction loans.

         4.3. Company's Permitted Borrowing. The Company may incur indebtedness for the purpose of making or purchasing Mortgage Loans, as determined by the Manager, or in the following circumstances:

                  4.3.1. to prevent default under prior loans or to discharge them entirely if this becomes necessary to protect the Company's Mortgage Loans, or

                  4.3.2. to assist in the development or operation of any real property on which the Company has theretofore made or purchased a Mortgage Loan and has subsequently taken over the operation thereof as a result of default or to protect such Mortgage Loan.

         The total amount of indebtedness incurred by the Company shall at no time exceed the sum of seventy percent (70%) of the aggregate fair market value of all Company Mortgage loans. The Manager shall be prohibited from providing financing to the company except payments made by the Manager under Section 3.3 of this Agreement.

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

         4.4. Limitation on Single Loan. The Company will limit any single Mortgage Loan and Mortgage Loans on any one property, and will limit its Mortgage Loans to any one borrower to not more than twenty percent (20%) of the total Capital Contributions.

         4.5. Limitation on Loans on Unimproved Property. The Company may not invest in or make Mortgage Loans on unimproved real property in an amount in excess of twenty-five percent (25%) of the total Capital Contributions.

         4.6. Limitation on Real Estate Contracts of Sale. The Company may not invest in real estate contracts of sale otherwise known as land sale contracts unless such contracts are in recordable form and appropriately recorded in the chain of title.

         4.7. Title Insurance and Independent Appraisal. The Company shall require that a mortgagee's or owner's title insurance policy as to the priority of a mortgage or the condition of title be obtained in connection with the making or purchasing of each Mortgage Loan. The Company shall also receive an independent, on-site appraisal for each property on which it makes or purchases a Mortgage Loan. All such appraisals shall be conducted by an Independent Expert. Such appraisals will be retained at the office of the Company and will be available for review and duplication by any Member for a period of at least five years after the last day that the Company holds a mortgage secured by the subject property.

         4.8. Insurance. There shall at all times be title, fire and casualty insurance in a amount equal to the Company's Mortgage Loans plus any outstanding senior lien on the security property naming the company and any senior lienholder as loss payees, and, where such senior lienholder exists, a Request for Notice of Default shall be recorded in the county where the security property is situated.

         4.9. Purchase of Mortgage Loans from Manager. Subject to section 4.11 below, Mortgage Loans may be purchased from the Manager or its Affiliates only if the Manager or Affiliate acquires such loans in its own name and temporarily holds title thereto for the purpose of facilitating the acquisition of such loans, and provided that such loans are purchased by the Company for a price no greater than the cost of such loans to the Manager (except compensation in accordance with Article 14 of this Agreement), there is no other benefit arising out of such transactions to the Manager, such loans are not in default, and otherwise satisfy all requirements of this Article 4. Accordingly, all income generated (except Acquisition and Origination Fees and Acquisition and Origination Expenses associated with a Mortgage Loan so acquired) shall be treated as belonging to the Company. The Manager shall not sell a loan to the Company if the cost of the loan exceeds the funds reasonably anticipated to be available to the Company to purchase the loan.

         4.10. Limitation on Sales of Mortgage Loans to Manager. The Company shall not sell a Mortgage Loan to the Manager or an Affiliate unless all of the following criteria are met: (i) the loan is in default; (ii) the Manager or Affiliate pays the Company an amount in cash equal to the cost of the loan to the Company (including all cash payments and carrying costs related thereto); and (iii) the Manager or Affiliate assumes all of the Company's obligations and liabilities incurred in connection with the holding of the loan by the Company.

         4.11. No dealings with Other Affiliated Programs. The Company shall not acquire a loan from, or sell a loan to, another Program in which the Manager or an Affiliate has an interest, or sell a foreclosed property to the Manager or an Affiliate or to another Program in which the Manager or an Affiliate has an interest; provided, however, that Mortgage Loans may be purchased or acquired from PFG, Ltd. Sterling 1995 Limited Partnership and Yosemite Mortgage Fund, LLC, as Investments in Mortgages if such transactions are fully disclosed in the Prospectus, are made only when funds from the Offering are available to effect the transactions, and the transactions are effected by Company upon terms fair to the Company and at a price not in excess of appraised value.

         4.12. Contingency Reserves. The Company will maintain a contingency reserve in an aggregate amount of at least three percent (3%) of the aggregate Capital Accounts of the Members.

         4.13. No Reinvestment of Net Income Available for Distribution. The Company will not reinvest Net Income Available for Distribution, unless it is Members' Reinvested Distributions under Article 8 of this Agreement.

         4.14. No Loans to Manager. No loans may be made by the Company to the Manager or an Affiliate except as provided in Article 3.5 of this Agreement.

                                   ARTICLE 5
                     CAPITAL CONTRIBUTIONS; LOANS TO COMPANY

         5.1. Capital Contribution by Manager. The Manager may but shall not be required to contribute to the capital of the Company any amount as it deems appropriate

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

         5.2. Contributions of Other Members. Members other than the Manager shall acquire Units in accordance with the terms of the Subscription Agreement or any future subscription materials approved by the Manager. The names, addresses, date of admissions and Capital Contributions of the Members shall be set forth in a schedule maintained by the Manager. The Manager shall update the schedule to reflect the then-current ownership of Units (and Interests) without any further need to obtain the consent of any Member, and the schedule, as revised from time to time by the Manager, shall be presumed correct absent manifest error. Any member shall have a right to inspect such schedule upon written request to the Manager. Upon the sale of Units pursuant to the Prospectus, the purchasers should be admitted as Members not later than 15 days after the release of their funds from escrow to the Company, if applicable, or not later than the last day of the calendar month following the date their subscription for Units was accepted by the Company.

         5.3. Interest. No interest shall be paid on, or in respect of, any contribution to Company Capital by any Member, nor shall any Member have the right to demand or receive cash or other property in return for the Member's Capital Contribution, subject to Article 11 hereof.

         5.4. Loans. Any Member or Affiliate of a Member may, with the written consent of the Manager, lend or advance money to the Company. If the Manager or, with the written consent of the Manager, any Member shall make any loans to the Company or advance money on its behalf, the amount of any loan or advance shall not be treated as a contribution to the capital of the Company, but shall be a debt due from the Company. The amount of any loan or advance by a lending Member or an Affiliate of a Member shall be repayable out of the Company's cash and shall bear interest at a rate of not in excess of the lesser of (i) the prime rate established, from time to time, by any major bank selected by the Manager for loans to the bank's most creditworthy commercial borrowers, plus five percent (5%) per annum, or (ii) the maximum rate permitted by applicable law. None of the Members or their Affiliates shall be obligated to make any loan or advance to the Company. This section shall be subject to the Company's Investment Policy as it relates to transactions with the Manager or its Affiliates.

         5.5. Time Limit. Capital Contributions received from the Offering that have not been invested within the later of two years after the commencement of the Offering or one year after the termination of the Offering (except for necessary operating capital shall be distributed pro rata to the Members as a return of capital so long as the adjusted Investment in Mortgage Loans is in compliance with Section IV.C. of the NASAA Guidelines.


                                   ARTICLE 6
                       VOTING AND OTHER RIGHTS OF MEMBERS

         6.1. No Participation in Management. Except as expressly provided in this Agreement, no Member shall take part in the conduct or control of the Company's business or have any right or authority to act for or bind the Company.

         6.2. Rights and Powers of Members. In addition to the rights of the Members to remove and replace the Manager as provided in Section 3.7 and as otherwise provided for in Section 3.2, the Members shall have the right to vote upon and take any of the following actions upon the approval of a Majority, without the concurrence of the Manager, and such approval of a Majority, without the concurrence of the Manager, shall be required to allow or direct the Manager to:

                  6.2.1. Dissolve and windup the Company before the expiration of the term of the Company;

                  6.2.2. Amend this Agreement, subject to the rights to the Manager granted in Section 15.4 of this Agreement and subject also to the concurrence of the Manager if either the distributions due to the Manager or the duties of the Manager are affected;

                  6.2.3. Merge the Company or sell all or substantially all of the assets of the Company, otherwise than in the ordinary course of its business.

                  6.2.4. Change the nature of the Company's business; and elect to continue the business of the Company other than in the circumstances described in Section 3.8 of this Agreement.

                  6.2.5. Elect to continue the business of the Company other than in the circumstances described in Section 3.8 of this Agreement.

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

         6.3. Meetings.

                  6.3.1. The Members may hold meetings of Members within or outside the State of California at any place selected by the Person or Persons calling the meeting. If no other place is stated, meetings shall be held at the Company's principal place of business as established in accordance with Section 1.3 of this Agreement. The Members may approve by written consent of a Majority any matter upon which the Members are entitled to vote at a duly convened meeting of the Members, which consents will have the same effect as a vote held at a duly convened meeting of the Members.

                  6.3.2. The Manager, or Members representing more than ten percent (10%) of the outstanding Interests for any matters on which the Members may vote, may call a meeting of the Company. If Members representing the requisite Interests present to the Manager a statement requesting a Company meeting, or the Manager calls the meeting, the Manager shall fix a date for a meeting and shall (within ten (10) days after receipt of a statement, if applicable) give personal or certified mailed notice, addressed to each Member at the respective address of the Member appearing on the books of the Company or given to the Company for the purpose of notice, not less than fifteen (15) or more than sixty (60) days before the date of the meeting, to all Members of the date, place and time of the meeting and the purpose for which it has been called. Unless otherwise specified, all meetings of the Company shall be held at 2:00 p.m. local time at the principal office of the Company.

                  6.3.3. Members may vote in person or by proxy. A Majority, whether present in person or by proxy, shall constitute a quorum at any meeting of Members. Any question relating to the Company which may be considered and acted upon by the Members may be considered and acted upon by vote at a Company meeting, and any vote required to be in writing shall be deemed given if approved by a vote by written ballot.

         6.4. Limited Liability of Members. Units are non-assessable. No Member shall be personally liable for any of the expenses, liabilities, or obligations of the Company or for any Losses beyond the amount of the Member's Capital Contribution to the Company and the Member's share of any undistributed net income and gains of the Company.

         6.5. Access to Books and Records. The Members and their designated representatives shall have access to certain books and records of the Company during the Company's normal business hours. An alphabetical list of the names and addresses and business telephone numbers of all Members together with the number of Units held by each of them will be maintained as a part of the books and records of the Company. The Company shall make the list available on request to any Member or his representative for a stated purpose including, without limitation, matters relating to Members' voting rights, tender offers, and the exercise of Members' rights under federal proxy law. A copy of the Members list shall be mailed to any Member requesting it within ten business days of the request, although the Company may charge a reasonable amount for the copy. The Member list shall be updated at least quarterly to reflect changes in the information contained therein. If the Manager neglects or refuses to exhibit, produce or mail a copy of the Member list as requested, the Manager shall be liable to any Member requesting the list for the costs, including attorney fees, incurred by that Member for compelling the production of the list, and for actual damages suffered by the Member by reason of the refusal or neglect. However, the Company need not exhibit, produce or mail a copy of the Member list if the actual purpose and reason for the request therefore is to secure the list or other information for the purpose of selling the list or copies thereof, or of using it for a commercial purpose other than in the interest of the Person as a Member in the Company. The Manager may require the Person requesting the list to represent that the list is not requested for any commercial purpose. The remedies provided hereunder to Members requesting copies of the list are in addition to, and shall not in any way limit, other remedies available to Members under federal or the California LLC Law.

         6.6. Representation of Company. Each of the Members hereby acknowledges and agrees that the attorneys representing the Company and the Manager and its Affiliates do not represent and shall not be deemed under the applicable codes of professional responsibility to have represented or be representing any or all of the Members in any respect at any time. Each of the Members further acknowledges and agrees that the attorneys shall have no obligation to furnish the Members with any information or documents obtained, received or created in connection with the representation of the Company, the Manager and its Affiliates.

                                   ARTICLE 7
                     PROFITS AND LOSSES; CASH DISTRIBUTIONS

         7.1. Allocation of Profits and Losses. The Manager shall credit all Company Profits to and charge all Company Losses against the Members in proportion to their respective Interests. The Manager shall allocate to the Members all Profits and Losses realized by the Company during any calendar quarter as of the close of business on the last day of each calendar quarter, in accordance with their respective Interests and in proportion to the number of days during the calendar quarter that they owned the Interests (i.e., a weighted average Capital Account), without regard to Profits and Losses realized for time periods within the quarter.

         7.2. Net Income Available For Distribution. The Company shall distribute Net Income Available for Distribution to Members according to the allocations provided for in Section 7.1, in cash to those Members who have on file with the Company their written election to receive cash distributions, as a pro rata share of the total Net Income Available for Distribution. The Company shall make these distributions each calendar quarter in proportion to the weighted average Capital Account of each Member during the preceding calendar quarter.

         7.3. Net Proceeds. Net Proceeds may also be distributed to Members in cash or retained by the Company for other uses as set forth herein. Net Proceeds will be deemed to be distributed to the Members upon receipt by the Company thereof, regardless of whether any actual cash distributions of the Net Proceeds occur. Immediately thereafter, there shall be a deemed re-contribution by each Member to the extent of the deemed distribution of Net Proceeds. The Company may use Net Proceeds to make new loans, improve or maintain properties acquired by the Company through foreclosure or to pay operating expenses. Distributions of Net Proceeds shall be in accordance with the allocations provided for in Section
7.1 above.

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

         7.4. Cash Distributions Upon Dissolution. Upon dissolution and winding up of the Company, the Company shall thereafter distribute Net Income Available for Distribution and Net Proceeds available for distribution, if any, to the Members in accordance with the provisions of Section 12.3 of this Agreement.

         7.5. Special Allocation Rules.

                  7.5.1. For purposes of this Agreement, a loss or allocation (or item thereof) is attributable to non-recourse debt which is secured by Company property to the extent of the excess of the outstanding principal balance of the debt (excluding any portion of the principal balance which would not be treated as an amount realized under Section 1001 of the Code and Treasury Regulation Section 1.1001-2 if the debt were foreclosed upon) over the adjusted basis of the property. This excess is called "Minimum Gain" (whether taxable as capital gain or as ordinary income) as more explicitly set forth in Treasury Regulation Sections 1.704-2(b)(2) and 1.704- 2(d). Notwithstanding any other provision of Article 7, the allocation of loss or deduction (or item thereof) attributable to non-recourse debt which is secured by Company property will be allowed only to the extent that the allocation does not cause the sum of the deficit Capital Account balances of the Members receiving the allocations to exceed the Minimum Gain determined at the end of the Company's taxable year to which the allocations relate. The balance of the losses shall be allocated to the Manager. Any Member with a deficit Capital Account balance resulting in whole or in part from allocations of loss or deduction (or item thereof) attributable to non-recourse debt which is secured by Company property shall, to the extent possible, be allocated income or gain (or item thereof) in an amount not less than the Minimum Gain at a time no later than the time at which the Minimum Gain is reduced below the sum of the deficit Capital Account balances. This section is intended and shall be interpreted to comply with the requirements of Treasury Regulation
         Section 1.704-2(f).

                  7.5.2. If any Member receives any adjustments, allocations or distributions, not covered by Subsection 7.5.1, so as to result in a deficit Capital Account, items of Company income and gain shall be specially allocated to the Members in an amount and manner sufficient to eliminate the deficit balances in his Capital Account created by the adjustments, allocations or distributions as quickly as possible. This Section shall constitute a qualified income offset under Treasury Regulation Section 1.704-1(b)(2)(ii).

                  7.5.3. For purposes of determining the Profits, Losses, Net Income Available for Distribution or any other items allocable to any period, these other items shall be determined on a daily, monthly, or other basis, as determined by the Manager using any permissible method under Section 706 of the Code and the Treasury Regulations thereunder.

                  7.5.4. Notwithstanding Sections 7.1 and 7.2 hereof, (i) Net Losses, if any, allocable to the period before the admission of any additional Members under Section 5.2 hereof shall be allocated ninety-nine percent (99.0%) to the Manager and one percent (1.0%) to the Initial Member, and Net Income during that same period, if any, shall be allocated to the Manager, and (ii) Profits or Losses allocable to the period commencing with the admission of any additional Members and all subsequent periods shall be allocated under Section 7.1.

                  7.5.5. Except as otherwise provided in this Agreement, all items of Company income, gain, loss, deduction, and any other allocations not otherwise provided for shall be divided among the Members in the same proportions as they share Net Income or Net Losses, as the case may be, for the year.

         7.6. Code Section 704(c) Allocations.

                  7.6.1. Income, gains, losses and deductions, as determined for Federal income tax purposes, for any Company asset which has a Gross Asset Value that differs from its adjusted basis for Federal income tax purposes shall, solely for Federal income tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of the Company asset to the Company for Federal income tax purposes and its initial Gross Asset Value in accordance with Code
         Section 704(c) and the Treasury Regulations thereunder. In furtherance of the foregoing, it is understood and agreed that any income, gain, loss, or deduction attributable to Code Section 704(c) property shall be allocated to the Members in accordance with the traditional method of making Code Section 704(c) allocations, in accordance with Treasury Regulation Section 1.704-3(b).

                  7.6.2. If the Gross Asset Value of any Company asset is adjusted under Section 2.17, subsequent allocations of income, gain, losses and deductions, as determined for Federal income tax purposes, for the Company asset shall, solely for Federal income tax purposes, take account of any variation between the adjusted basis of the Company asset for Federal income tax purposes and its Gross Asset Value in the same manner as under Code Section 704(c) and the Treasury Regulations thereunder.

                  7.6.3. Allocations under this Section 7.6 are solely for purposes of Federal, state and local income taxes and shall not affect, or in any way be taken into account in computing, any Member's Capital Account.

                  7.6.4. Except as otherwise set forth in this Agreement, any elections or other decisions relating to allocations under this Section
         7.6 shall be made by the Manager, with the review and concurrence of the Company's accountants, in a manner that reasonably reflects the purpose and intention of this Agreement.

         7.7. Intent of Allocations. It is the intent of the Company that this Agreement comply with the safe harbor test set out in Treasury Regulation Sections 1.704-1(b)(2)(ii)(d) and 1.704-2 and the requirements of those Sections, including the qualified income offset and minimum gain charge-back, which are hereby incorporated by reference. If, for whatever reasons, the Company is advised by counsel or its accountants that the allocation provisions of this Agreement are unlikely to be respected for federal income tax purposes, the Manager is granted the authority to amend the allocation provisions of this Agreement, to the minimum extent deemed necessary by counsel or its accountants to effect the plan of Allocations and Distributions provided in this Agreement. The Manager shall have the discretion to adopt and revise rules, conventions and procedures as it believes appropriate for the admission of Members to reflect Members' interests in the Company at the close of the years.

         7.8. Annual Valuation of Assets. For each of the Company's Mortgage Investments and other investments, the Manager shall review each at the end of each Fiscal Year and determine if a Writedown is required with respect thereto. If the Manager determines that a Writedown is needed, The Manager shall value the asset(s) subject to the Writedown, and cause the Company's accountants, within thirty (30) days of the end of each Fiscal Year, to verify that the Manager's determination was made in compliance with generally accepted accounting principles. Any Writedown of an asset resulting from the valuation shall be effective on the last day of the preceding Fiscal Year.

                                   ARTICLE 8
                         DISTRIBUTION REINVESTMENT PLAN

         8.1. Members' Reinvested Distributions. A Member may elect to participate in the Company's Distribution Reinvestment Plan (the "Plan") at the time of his purchase of Units, by electing to do so in the Subscription Agreement executed by the Member. The Member's participation in the Plan commences after the Company has accepted the Member's Subscription Agreement. Subsequently, a Member may revoke any previous election or make a new election to participate in the Plan by sending written notice to the Company. The notice shall be effective for the calendar quarter in which the notice is received, if received at least ten (10) days before the end of the calendar quarter. Otherwise, the notice is effective the following quarter.

         8.2. Purchase of Additional Units. Under the Plan, participating Members use distributions to purchase additional Units at ten dollars ($10.00) per Unit or such Whole Units and fraction of a Unit that the reinvested distributions will purchase at ten dollars ($10) per unit. The Manager will credit Units purchased under the Plan to the Member's Capital Account as of the first day of the calendar quarter following the calendar quarter in which the Reinvested Distribution is made. If a Member revokes a previous election to participate in the Plan, subsequent to the calendar quarter in which the Company receives the revocation notice, the Company shall make distributions in cash to the Member instead of reinvesting the distributions in additional in Units.

         8.3. Statement of Account. Within 30 days after the Reinvested Distributions have been credited to Members participating in the Plan, the Manager will mail to participating Members a statement of account describing the Reinvested Distributions received, the number of incremental Units purchased, the purchase price per Unit (if other than ten dollars ($10.00) per Unit), and the total number of Units held by the Member. Before the Members' reinvestment of distributions in the Company, if any change exists from the prior Prospectus or other disclosure document that was provided, the Manager will also mail an updated disclosure document to each Member fully describes the Plan, including the minimum investment amount, the type or source of proceeds which may be reinvested and the tax consequences of the reinvestment to the Members.

         8.4. Continued Suitability Requirements. Each Member who is a participant in the Plan must continue to meet the investor suitability standards described in the Subscription Agreement and Prospectus (subject to minimum requirements of applicable securities laws) to continue to participate in reinvestments. It is the responsibility of each Member to notify the Manager promptly if he no longer meets the suitability standards set forth in the Prospectus for a purchase of Units in the Offering. The Members acknowledge that the Company is relying on this notice in issuing the Units, and each Member shall indemnify the Company if he fails to so notify the Company and the Company suffers any damages, losses or expenses, or any action or proceeding is brought against the Company due to the issuance of Units to the Member.

         8.5. Changes or Termination of the Plan. The terms and conditions of the Plan may be amended, supplemented, suspended or terminated for any reason by the Manager at any time by mailing notice thereof at least thirty (30) days before the effective date of the action to each participating Member at his last address of record.

                                   ARTICLE 9
                     BOOKS AND RECORDS, REPORTS AND RETURNS

         9.1. Books and Records. The Manager shall cause the Company to keep the following:

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

                  9.1.1. Complete books and records of account in which shall be entered fully and accurately all transactions and other matters relating to the Company;

                  9.1.2. The list described in Section 6.5 of this Agreement;

                  9.1.3. A copy of the filed Articles of Organization, and all amendments thereto;

                  9.1.4. Copies of the Company's federal, state and local income tax returns and reports, if any, for the six (6) most recent years;

                  9.1.5. Copies of this Agreement, including all amendments thereto; and

                  9.1.6. The financial statements of the Company for the three
         (3) most recent years. All books and records shall be maintained at the Company's principal place of business and shall be available for inspection and copying by, and at the sole expense of, any Member, or any Member's duly authorized representatives, during the Company's normal business hours.

         9.2. Annual Statements.

                  9.2.1. The Manager shall cause to be prepared at least annually, and distributed to the Members within 120 days after the end of the fiscal year, at the Company's expense, audited financial statements prepared in accordance with generally accepted accounting principles and accompanied by a report thereon containing an opinion of an independent certified public accountant. The financial statements will include: an audited balance sheet, statements of income or loss, Members' equity, and a statement of cash flows.

                  9.2.2. The Company's accountants will itemize the costs of any verification performed by them and may be reimbursed to the Manager by the Company only to the extent that the reimbursement when added to the costs for administrative services rendered does not exceed the competitive rate for the services as determined in the above paragraph.

                  9.2.3. Notwithstanding the 120-day period specified in Section
         9.2.1 above, the Manager shall cause to be prepared and distributed to the Members not later than 75 days after the close of each Fiscal Year of the Company all Company information necessary in the preparation of the Members' federal income tax returns. Such information will include:

                           (a) a statement as to any transactions with the Manager or its Affiliates, and of fees, commissions, compensation and other benefits paid or accrued to the Manager or its Affiliates from the Company for the Fiscal Year completed, showing the amount paid or accrued to each recipient and the respective services performed; and

                           (b) a report identifying distributions from (i) Cash Flow during that year, (ii) Cash Flow for prior years that had been held as reserves, (iii) Net Proceeds, (iv) lease payments on net leases with builders and sellers, and (v) reserves from the gross proceeds of the Offering originally obtained from the Members. Copies of the aforementioned financial statements and reports shall be distributed to each Member within 120 days after the close of each taxable year of the Company.

         9.3. Special and Quarterly Reports.

                  9.3.1. For each quarter in which the Company bought or invested in a Mortgage Loan or it or a borrower incurred origination or evaluation fees, and for so long as the proceeds of the Offering are not fully committed and/or returned to investors, at the Company's expense, the Manager shall cause to be prepared a special report (which may be included in the quarterly report described below) which shall contain a statement listing: (a) the amount of the Mortgage Loans purchased or invested in; (b) the material terms of the loans; (c) the identity of the borrower; and (d) the real property securing the Mortgage Loan and the appraised value of that real property. Copies of the statements shall be distributed to each Member within sixty (60) days after the end of the quarterly period.

                  9.3.2. The Manager will supply to each Member the information required by Form 10-Q (if Form 10-Q is required to be filed with the Securities and Exchange Commission) within 45 days of the end of each quarterly period.

                  9.3.3. If the Company is registered under Section 12(g) of the Securities Exchange Act of 1934, as amended, the Manager shall cause to be prepared, at Company expense, a quarterly report for each of the first three quarters in each Fiscal Year containing unaudited financial statements (consisting of a balance sheet, a statement of income or loss and a statement of cash flow) and a statement of other pertinent information regarding the Company and its activities during the period covered by the report. Copies of the statements and other pertinent information shall be distributed to each Member within 60 days after the close of each quarter. This report may be combined with the delivery of information described in the immediately preceding Section 9.3.2, subject to the 45-day period described therein.

         9.4. Income Tax Returns. The Manager, at Company expense, shall cause the income tax returns for the Company to be prepared and timely filed with the appropriate authorities. The Manager, at Company expense, shall also cause to be prepared and timely filed with and/or delivered to appropriate federal and state regulatory and administrative bodies and/or the Members applicable, all reports required to be filed with or delivered to those entities or Members under applicable law, including those described in the Company's undertakings in any securities filing. The reports shall be prepared using the accounting or reporting basis required by the relevant regulatory bodies. The Company will provide a copy of the reports to each Member who requests one, without expense to the Member. The Manager, at Company expense, shall file, with the Administrators for the states in which this Company is registered, as required by these states, a copy of each report referred to this Article 9.

         9.5. Suitability Requirements. The Manager, at Company expense, shall maintain for a period of at least six years a record of the documentation indicating that a Member complies with the investment suitability standards set forth in the Prospectus.

         9.6. Fiscal Matters.

                  9.6.1. Fiscal Year. The Company has previously adopted the calendar year as the Fiscal Year for tax and accounting purposes. Subject to the provisions of Section 706 of the Code and approval by the Internal Revenue Service and the applicable state taxing authorities, in the Manager's sole discretion and without the approval of a Majority, from time to time the Manager may change the Company's Fiscal Year to a period to be determined by the Manager.

                  9.6.2. Method of Accounting. The Company shall continue to use the accrual method of accounting for both income tax purposes and financial reporting purposes.

                  9.6.3. Adjustment of Tax Basis. Upon the transfer of an interest in the Company, the Company may, at the sole discretion of the Manager, elect under Code Section 754, to adjust the basis of the Company property as allowed by Sections 734(b) and 743(b) thereof.

                  9.6.4. Tax Matters Partner. The Manager shall act as the "Tax Matters Partner" ("TMP") and shall have all the powers and duties assigned to the TMP under Sections 6221 through 6234 of the Code and the Treasury Regulations thereunder. The Members agree to perform all acts necessary under Section 6231 of the Code and Treasury Regulations thereunder to designate the Manager as the TMP.

                                   ARTICLE 10
                          TRANSFER OF COMPANY INTERESTS

         10.1. Interest of Manager. A successor or additional Manager may be admitted to the Company as follows:

                  10.1.1. With the consent of all managers (should there be any manager other than the Manager) and a Majority, a manager may at any time designate one or more Persons to be a successor to it or to be an additional manager, in each case with the participation in the Manager's Interest as they may agree upon, so long as the Company and the Members shall not be adversely affected thereby.

                  10.1.2. Upon any sale or transfer of a manager's Interest, if there is an additional or successor manager of the Company, the successor manager shall succeed to all the powers, rights, duties and obligations of the assigning manager hereunder, and the assigning manager shall thereupon be irrevocably released and discharged from any further liabilities or obligations of or to the Company or the Members accruing after the date of the transfer. The sale, assignment or transfer of all or any portion of the outstanding stock of the Manager, or of any interest therein, or an assignment of the Manager's Interests for security purposes only, shall not be deemed to be a sale or transfer of the Manager's Interests subject to the provisions of this
         Section 10.1.

         10.2. Transfer of Member's Interest. To the extent any of the following restrictions is not necessary to the Company, in the discretion of the Manager reasonably exercised, the Manager may eliminate or modify any restriction. Subject to the immediately preceding sentence, no assignee of the whole or any portion of a Member's Interest in the Company shall have the right to become a substituted Member in place of his assignor, unless the following conditions are first met:

                  10.2.1. No Member may transfer a fractional Unit, and no Member may transfer Units where, as a result of the transfer, the Member would thereafter, own fewer than two hundred (200) Units, except where the transfer occurs by operation of law;

                  10.2.2. The assignor shall designate its intention in a written instrument of assignment, which shall be in a form and substance reasonably satisfactory to the Manager;

                  10.2.3. The transferring Member shall first obtain written consent of the Manager to the substitution. The Manager shall not unreasonably withhold its consent, but the Manager will withhold its consent to the extent necessary to prohibit transfers that could cause the Company to be classified as a publicly traded partnership. The Manager will also withhold consent if it determines that the sale or transfer will otherwise jeopardize the continued ability of the Company to qualify as a "partnership" for federal income tax purposes or that the sale or transfer may violate any applicable securities laws (including any investment suitability standards);

                  10.2.4. The assignor and assignee named therein shall execute and acknowledge any other instruments as the Manager may deem necessary or desirable to effect the substitution, including, but not limited to, a power of attorney;

                  10.2.5. The assignee shall accept, adopt and approve in writing all of the terms and provisions of this Agreement as the same may have been amended;

                  10.2.6. The assignee shall pay or, at the election of the Manager, obligate himself to pay all reasonable expenses connected with the substitution, including but not limited to reasonable attorneys' fees associated therewith; and

                  10.2.7. The Company has received, if required by the Manager, a legal opinion satisfactory to the Manager that the transfer will not violate the registration provisions of the Securities Act of 1933, as amended, or any applicable state securities law, which opinion shall be furnished at the Member's expense. Assignments complying with the above shall be recognized by the Company not later than the last day of the calendar month in which the written notice of assignment is received by the Company.

                  10.2.8. The Company shall thereafter recognize the assignment not later than the last day of the calendar month following receipt of the reciprocal documentation.

         10.3. Further Restrictions on Transfers. Notwithstanding any provision to the contrary contained in this Agreement, the following restrictions shall also apply to any and all proposed sales, assignments and transfer of Interests, and any proposed sale, assignment or transfer in violation of same shall be void and of no effect:

                  10.3.1. No Member shall make any transfer or assignment of all or any part of his Interest if said transfer or assignment would, when considered with all other transfers during the same applicable twelve month period, cause a termination of the Company for federal or state income tax (if any) purposes;

                  10.3.2. Notice to California residents:

                  IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES.

                  10.3.3. Appropriate legends (including the legend above) under applicable securities laws shall be affixed to certificates evidencing the Units and issued or transferred to purchasers in other states.

                  10.3.4. No Member shall make any transfer or assignment of all or any of his Interest if the Manager determines that the transfer or assignment would result in the Company being classified as a "publicly traded partnership" with the meaning of Section 7704(b) of the Code or Regulations. To prevent that:

                           (a) The Manager will not permit trading of Units on an established securities market within the meaning of Section 7704(b);

                           (b) The Manager will prohibit any transfer of Units which would cause the sum of percentage interest in Company capital or profits represented by Interests that are sold or otherwise disposed of during any taxable year of the Company to exceed two percent (2%) of the total Interests in Company capital or profits; and

                           (c) The Manager will not permit any withdrawal of Units except in compliance with the provisions of this Agreement.

                                   ARTICLE 11
 DEATH, LEGAL INCOMPETENCY, OR WITHDRAWAL OF A MEMBER; WITHDRAWAL OF THE MANAGER

         11.1. Effect of Death or Legal Incompetency of a Member on the Company. The death or legal incompetency of a Member shall not cause a dissolution of the Company or entitle the Member or his estate to a return of his Capital Account.

         11.2. Rights of Personal Representative. On the death or legal incompetency of a Member, his personal representative shall have all the rights of that Member for the purpose of settling his estate or managing his property, including the rights of assignment and withdrawal.

         11.3. Withdrawal of Members Other than Managers. With the sole discretion of the Manager reasonably exercised, the Manager may modify, eliminate or waive any limitation on the withdrawal rights of a member as set forth below, on a case by case basis or by class so long as the modifying, waiving, or elimination of the limitation does not: (a) adversely effect rights of the other members as a whole; (b) result in the Company being classified as a "publicly traded partnership" within the meaning of Section 7704(b) of the Code of Regulations; or (c) result in the Company being or becoming an investment company under the Investment Company Act of 1940. To withdraw, or partially withdraw from the Company, a Member must give written notice thereof to the Manager and may thereafter obtain the return, in cash, of his Capital Account, or the portion thereof as to which he requests withdrawal, within sixty-one (61) to ninety-one (91) days after written notice of withdrawal is delivered to the Manager, subject to the following limitations:

                  11.3.1. Except with regard to the right of the personal representative of a deceased Member under Section 11.2 above, no notice of withdrawal shall be honored and no withdrawal made of or for any Units until the expiration of at least one year from the date of purchase of those Units in the Offering, other than purchases by way of automatic reinvestment of Company distributions described in Article 8 of this Agreement;

                  11.3.2. To assure that the payments to a Member or his representative do not impair the capital or the operation of the Company, any cash payments in return of an outstanding Capital Account shall be made by the Company only from Net Proceeds and Capital Contributions;

                  11.3.3. The Member shall have the right to receive distributions of cash from their Capital Accounts only to the extent that funds described in Subsection 11.3.2 are available; the Manager shall not be required to establish a reserve fund for the purpose of funding the payments; the Manager shall not be required to use any other sources of Company funds other than those set forth in Section 11.3.2; the Manager shall not be required to sell or otherwise liquidate any portion of the Company's Mortgage Investments or any other asset in order to make a cash distribution of any Capital Account under this Section 11.3;

                  11.3.4. Subject to Section 7.3, during the ninety (90) days following receipt of written notice of withdrawal from a Member, the Manager shall not refinance any loans of the Company or reinvest any Net Proceeds or Capital Contributions in new loans or other non-liquid investment unless and until the Company has sufficient funds available in cash to distribute to the withdrawing Member the amount that he is withdrawing from his Capital Account;

                  11.3.5. Subject to the restrictions on withdrawal contained in this Agreement, the amount to be distributed to any withdrawing Member shall be an amount equal to the amount of the Member's Capital Account as of the date of the distribution, as to which the Member has given a notice of withdrawal under this Section 11.3, notwithstanding that the amount may be greater or lesser than the Member's proportionate share of the current fair market value of the Company's net assets;

                  11.3.6. In no event shall the Manager permit the withdrawal during any calendar year of total amounts from the Capital Accounts of members that exceeds ten percent (10%) of the aggregate Interests, except upon the vote of the Members to dissolve the Company under this Agreement;

                  11.3.7. Requests by Members for withdrawal will be honored in the order in which they are received by the Manager. If any request may not be honored, due to any limitations imposed by this Section 11.3 (except the one year holding limitation set forth in Subsection 11.3.1), the Manager will so notify the requesting Member in writing, whose request, if not withdrawn by the Member, will be honored if and when the limitation no longer is imposed; and

                  11.3.8. If a Member's Capital Account would have a balance of less than ten thousand dollars ($10,000) following a requested withdrawal, the Manager, at its discretion, may distribute to the Member the entire balance in the account.

         11.4. Withdrawal by Manager. The Manager may withdraw from the Company upon not less than 120 days written notice of the same to all Members, but only with the affirmative vote or consent of a Majority, as noted in Section 3.2. The withdrawing Manager shall not be liable for any debts, obligations or other responsibilities of the Company or this Agreement arising after the effective date of the withdrawal.

         11.5. Payment to Terminated Manager. If the business of the Company is continued as provided elsewhere in this Agreement upon the withdrawal, removal, dissolution, or bankruptcy of the Manager, then the Company shall pay to the Manager a sum equal to all amounts then accrued and owing to the Manager. The Company may terminate the Manager's interest in the Company by paying an amount

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equal to the then-present fair market value of the Manager's interest in the
Company, which the Company and Manager acknowledge is the outstanding Capital Account as of the date of the removal, withdrawal, dissolution or bankruptcy. If the business of the Company is not so continued, then the Manager shall receive from the Company the sums it would have received in the course of dissolving the Company and winding up its affairs, as provided in Section 12.2 below.

         The method of payment to any terminated Manager must be fair and must protect the solvency and liquidity of the program. Where the termination is voluntary, the method of payment will be deemed presumptively fair where it provides for a non-interest bearing unsecured promissory note with principal payable, if at all, from distributions which the terminated Manager otherwise would have received under this Agreement had the Manager not terminated. Where the termination is involuntary, the method of payment will be deemed presumptively fair where it provides for an interest bearing promissory note coming due in no less than five years with equal installments each year.

                                   ARTICLE 12
                           DISSOLUTION OF THE COMPANY

         12.1. Events Causing Dissolution. The Company shall dissolve upon occurrence of the earlier of the following events:

                  12.1.1. The expiration of the term of the Company as stated in
         Section 1.6 of this Agreement;

                  12.1.2. Upon the written consent of the Manager and any other Person who is then a manager, and the affirmative vote or consent of a Majority;

                  12.1.3. The withdrawal, removal, dissolution or bankruptcy of the Manager, unless, if there is no remaining manager, a Majority agree in writing to continue the business of the Company and, within six months after the last remaining manager has ceased to be a manager, admit one or more managers who agree to such election and join the Company as managers.

         12.2. Winding Up. Upon the occurrence of an event of dissolution, the Company shall immediately be dissolved, but shall continue until its affairs have been wound up according to the provisions of the California LLC Law. Upon dissolution of the Company, unless the business of the Company is continued as provided above, the Manager will wind up the Company's affairs as follows:

                  12.2.1. No new Mortgage Investments shall be invested in or purchased;

                  12.2.2. The Manager(s) shall liquidate the assets of the Company as promptly as is consistent with recovering the fair market value thereof, either by sale to third parties or by servicing the Company's outstanding Mortgage Investments in accordance with their terms;

                  12.2.3. All sums of cash held by the Company as of the date of dissolution, together with all sums of cash received by the Company during the winding up process from any source whatsoever, shall be distributed in accordance with Section 12.3 below.

         12.3. Order of Distribution of Assets. If the Company is dissolved under Section 12.1 above, the assets of the Company shall be distributed in accordance with the California LLC Law.

         12.4. No Recourse to Manager. Upon dissolution and winding up under the California LLC Law, each Member shall look solely to the assets of the Company for the return of his Capital Account, and if the Company assets remaining after the payment or discharge of the debts and liabilities of the Company are insufficient to return the amounts of the Capital Account of Members, Members shall have no recourse against the Manager or any other Member. The winding-up of the affairs of the Company and the distribution of its assets shall be conducted exclusively by the Manager. The Manager is hereby authorized to do any and all acts and things authorized by law for these purposes. If the Manager becomes insolvent or bankrupt, dissolves, withdraws or is removed by the Members, the winding-up of the affairs of the Company and the distribution of its assets shall be conducted by the person or entity selected by a vote of a Majority, which person or entity is hereby authorized to do any and all acts and things authorized by law for such purposes.

         12.5. Compliance With Timing Requirements of Regulations. If the Company is "liquidated" within the meaning of Treasury Regulation Section 1.704-1(b)(2)(ii)(g):

                  12.5.1. Distributions shall be made under this Article 12 (if such liquidation constitutes a dissolution of the Company) or Article 7 hereof (if it does not) to the Manager and Members who have positive Capital Accounts in compliance with Treasury Regulation Section 1.704-1(b)(2)(ii)(b)(2); and

                  12.5.2. if the Manager's Capital Account has a deficit balance (after giving effect to all contributions, distributions, and allocations for all taxable years, including the year during which such liquidation occurs), the Manager shall contribute to the capital of the Company the amount necessary to restore such deficit balance to zero in compliance with Treasury Regulation Section 1.704-1(b)(2)(ii)(b)(3).

                                   ARTICLE 13
                                    ROLL-UPS

         13.1. Roll-Up Transactions: Appraisal. If the Company proposes to enter into a Roll-Up, an appraisal of all Company assets shall be obtained from a competent, Independent Expert. If the appraisal will be included in a Prospectus to offer the securities of a Roll-Up entity to the Members, the appraisal shall be filed with the Securities and Exchange Commission and the states as an exhibit to the Registration Statement for that offering. The Independent Expert will appraise the assets of the Company on a consistent basis, and conduct the appraisal based on an evaluation of the Company's assets as of a date immediately before the announcement of the proposed Roll-Up. In performing the appraisal, the Independent Expert shall assume an orderly liquidation of the Company's assets over a 12-month period. The terms of the engagement of the Independent Expert shall clearly state that the engagement is for the benefit of the Company and its Members. The Company shall include a summary of the Independent Expert's appraisal, indicating all material assumptions underlying the appraisal, in a report to the Members regarding the proposed Roll-Up.

         13.2. Members' Rights in a Roll-Up. If a Roll-Up is effected as to the Company, the Roll-Up Entity making the offer to the Company shall offer to each Member who votes against the Roll-Up the choice of

                  13.2.1. accepting the securities of the Roll-Up Entity that were offered in the proposed Roll-Up, or

                  13.2.2. either (a) remaining as a Member of the Company and preserving its interests therein unchanged; or (b) receiving cash in an amount equal to the Member's pro-rata share of the appraised Net Asset Value of the Company.

         13.3. Limitations on Roll-Ups. The Company's ability to participate in a Roll-Up is also subject to the following:

                  13.3.1. The Company shall not participate in any proposed Roll-Up which would result in Members having voting rights in the Roll-Up Entity which are less than those provided in Section 6.2 of this Agreement.

                  13.3.2. If the Roll-Up Entity is a corporation, the voting rights of the Members shall correspond to the voting rights provided in this Agreement to the extent reasonably possible.

                  13.3.3. The Company will not participate in any proposed Roll-Up which includes provisions which would operate to materially impede or frustrate the accumulation of shares, units or other equity interests, however denominated, by any purchaser of the securities of the Roll-Up Entity (except to the minimum necessary to preserve the tax status of the Roll-Up Entity).

                  13.3.4. The Company will not participate in any proposed Roll-Up which would limit the ability of a Member to exercise the voting rights of the securities of the Roll-Up Entity on the basis of the value of the Interest held by the Member.

                  13.3.5. The Company will not participate in any proposed Roll-Up in which the Members' rights as securities holders to access the records of the Roll-Up Entity will be less than those provided for in this Agreement or in which any of the costs of the Roll-Up transaction would be borne by the Company if the Roll-Up is not approved by necessary vote of the Members.

                                   ARTICLE 14
        TRANSACTIONS BETWEEN THE MANAGER, ITS AFFILIATES AND THE COMPANY

         14.1. Compensation to the Manager from the Company. The Manager and its Affiliates are entitled to receive the following fees, compensation and expense reimbursements from the Company:

                  14.1.1. Management Fee. In consideration of the management services rendered to the Company, the Manager is entitled to receive from the Company a Management Fee payable monthly, in amounts determined by the Manager from time to time, up to a maximum of three-quarters of one percent (0.75%) per annum of the Base Amount. For any portion of the Capital Contributions not included in the Base Amount, the Management Fee shall not exceed 0.5% per annum. Although the Management Fee is paid monthly, the maximum payment is calculated on annual basis; thus for example, the Management Fee in any one month could exceed three-quarters of one percent (0.75%) of the Base Amount at the end of such month, provided that the maximum annual Management Fee shall not exceed three-quarters of one percent (0.75%) of the Base Amount at the end of the Fiscal Year. In the event the Management Fee paid to the Manager in any year exceeds the maximum permitted for that year, the Manager shall promptly refund such excess to the Company. The Management Fee may be accrued without interest when Company funds are not available for its payment. Any accrued Management Fee may be paid from the next available Net Income Available for Distribution or Net Proceeds. No Management Fee may be paid from Company contingency or working capital reserves.

                  14.1.2. Company Expenses. All of the Company's expenses shall be billed directly, to the extent practicable, to and paid by the Company. Reimbursement to the Manager or its Affiliates for any expenses paid by the Manager or its Affiliates including, but not limited to, legal and accounting expenses, filing fees, printing costs, goods, services and materials used by or for the Company will be made from Net Income Available for Distribution immediately following the expenditure. Except as indicated in this Article 14, the Manager or any Affiliate shall not be reimbursed by the Company for services for which the Manager is entitled to compensation by way of a separate fee. Excluded from the allowable reimbursement shall be: (i) Rent or depreciation, utilities, capital equipment, or other administrative items; and (ii) Salaries, fringe benefits, travel expenses, and other administrative items incurred or allocated to the Manager or any Affiliate. The Company, however, may reimburse the Manager and any Affiliate for salaries (and related salary expenses, but excluding expenses incurred in connection with the administration of the Company) for non-management and non-supervisory services which could be performed directly for the Company by independent parties, such as legal, accounting, transfer agent, data processing and duplicating. There shall be no reimbursement for management and supervisory personnel (e.g., services of employees of the Manager or its Affiliates who oversee the work which would have been performed by an independent party if such party had been so engaged). The amounts charged to the Company shall not exceed the lesser of (a) the actual cost of such services, or (b) the amounts which the Company would be required to pay to independent parties for comparable services. Reimbursement may also be made for the allocable cost charged by independent parties for maintenance and repair of data processing and other special purpose equipment used for or by the Manager, regardless of whether any distributions are made to the Members under the provisions of Article 7 of this Agreement.

                  14.1.3. Promotional Interest. The Manager shall be entitled to receive a Promotional Interest in the Company, as an additional Management Fee, that is equal to twenty-five percent (25%) of the amount of Cash Available for Distribution that exceeds twelve percent (12%) of Capital Contributions, for each and every Fiscal Year of the Partnership on a non-cumulative basis, to be payable monthly in the manner provided for the Management Fee under Subsection 14.1.1 of this Agreement.

                  14.1.4. Property Management Fee. If the Manager or an Affiliate performs property management services with respect to a foreclosed property, the fees paid to the Manager or its Affiliates shall be the lesser of the maximum fees set forth below in this subsection 14.1.4. or the fees which are competitive for similar services in the same geographic area. Included in such fees shall be bookkeeping services and fees paid to non-related Persons for property management services.

                                (a) In the case of a residential property, the
                                    maximum Property In Management Fee
                                    (including all rent-up, leasing, and
                                    re-leasing fees and bonuses, and leasing related services, paid to any Person) shall be five percent (5%) of the gross revenues from such property.

                                (b) In the case of individual and commercial
                                    property, except as set forth in subsection
                                    14.1.4.3. below, the maximum Property
                                    Management Fee from such leases shall be six percent (6%) of the gross revenues where the Manager or its Affiliates includes leasing, re-leasing, and leasing-related services. Conversely, the maximum Property Management Fee from such leases shall be three percent (3%) of the gross revenues where the Manager or its Affiliates do not perform leasing, re-leasing and leasing-related services with respect to the property.

                                (c) In the case of industrial and commercial
                                    properties which are leased on a long-term
                                    (10 or more years) net (or similar) basis, the maximum Property Management Fee from such leases shall be one percent (1%) of the gross revenues, except for a one-time initial leasing fee of three percent (3%) of the gross revenues on each lease payable over the first five full years of the original term of the lease.

                  14.1.5. Real Estate Brokerage Commissions. The total compensation paid to all Persons for the sale of a property held by the Company as a result of a foreclosure shall be limited to a competitive real estate commission, not to exceed six percent (6%) of the contract price for the sale of the property. If the Manager or its Affiliate provides a substantial amount of the services in the sales effort, it may receive up to one-half (1/2) of the competitive real estate commission, not to exceed three percent (3%), and subordinated to the prior payments to Members of an amount of not less than an aggregate of ten percent (10%) per annum cumulative of Capital Contribution. If the Manager or its Affiliate participates with an independent broker on resale, this subordination requirement shall apply only to the commission earned by the manager or its Affiliate.

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

                  14.1.6. No Insurance Service Fees. The Manager is not entitled to receive insurance service fees from the Company.

                  14.1.7. Mortgage Servicing Fees. The Manager and its Affiliates shall be entitled to be paid a Mortgage Servicing Fee on each Mortgage which it services, which, when added to Mortgage Servicing Fees paid by the Borrower of that Mortgage Loan, does not exceed the lesser of the customary, competitive fee for the provision of such mortgage services on that type of mortgage or 1.0% of the principal outstanding in such loan.

         14.2. Payments of Front-End Fees, Late Payment Charges, Default Interest and Mortgage Servicing Fees by Borrowers to Manager or Affiliates.

                  14.2.1. Acquisition and Origination Fees. The Manager or its Affiliates shall be entitled to receive and retain all Acquisition and Origination Fees and Acquisition and Origination Expenses, including but not limited to loan brokerage fees, loan application fees, loan evaluation fees, and loan extension fees, paid or payable by Borrowers or potential Borrowers.

                  14.2.2. Mortgage Servicing Fees. The Manager or its Affiliates shall be entitled to receive and retain all Mortgage Servicing Fees paid or payable by Borrowers. The Mortgage Servicing Fee paid by the Borrowers shall not exceed the lesser of the customary, competitive fee for the provision of such mortgage services on the particular type of mortgage or an annual amount of 3/4 of 1% of the principal outstanding in such loan.

                  14.2.3. Late Payment Charges and Default Interest. The Manager or its Affiliates shall be entitled to receive and retain all Late Payment Charges and Default Interest paid by Borrowers on delinquent loans held by the Company, only if the Manager or its Affiliate has advanced to such Borrowers funds necessary for the payment of all such Late Payment Charges or Default Interest. If the Manager or its Affiliate has not advanced such funds for the payment of all Late Payment Charges or Default Interest, the Manager or its Affiliate shall be entitled to receive and retain only fifty percent (50%) of any such Late Payment Charge or Default Interest.

                                   ARTICLE 15
                                  MISCELLANEOUS

         15.1. Covenant to Sign Documents. Each Member covenants, for himself and his successors and assigns, to execute, with acknowledgment or verification, if required, any and all certificates, documents and other writings which may be necessary or expedient to form the Company and to achieve its purposes, including, without limitation, any amendments to the Articles of Organization and any filings, records or publications necessary or appropriate under the laws of any jurisdiction in which the Company shall conduct its business.

         15.2. Notices. Except as otherwise expressly provided for in this Agreement, all notices which any Member may desire or may be required to give any other Members shall be in writing and shall be deemed duly given when delivered personally or when deposited in the United States mail, first-class postage pre-paid. Notices to Members shall be addressed to the Members at the last address shown on the Company records. Notices to the Manager or to the Company shall be delivered to the Company's principal place of business, as set forth in Section 1.3 above or as hereafter changed as provided herein.

         15.3. Right to Engage in Competing Business. Nothing contained in this Agreement shall preclude any Member from purchasing or lending money upon the security of any other property or rights therein, or in any manner investing in, participating in, developing or managing any other venture of any kind, without notice to the other Members, without participation by the other Members, and without liability to them or any of them. Each Member waives any right he may have against the Manager for using for its own benefit information received as a consequence of the Manager's management of the affairs of the Company. This
Section 15.3 shall be subject in its entirety to the fiduciary duty of the Manager set forth in Section 3.4.

         15.4. Amendment. This Agreement is subject to amendment by the affirmative vote of a Majority in accordance with Section 6.2; provided, however, that no amendment shall be permitted if the effect of such amendment would be to increase the duties or liabilities of any Member or materially adversely affect any Member's interest in Profits, Losses, Company assets, distributions, management rights or voting rights, except as agreed by that Member. In addition, and notwithstanding anything to the contrary contained in this Agreement, the Manager shall have the right to amend this Agreement, without the vote or consent of any of the Members, to accomplish any of the following that do not adversely affect the Members:

                  15.4.1. to grant to Members (and not solely the Manager in its capacity as a Member) additional rights, remedies, powers or authority that may lawfully be granted to or conferred upon them;

                  15.4.2. to cure any ambiguity, to correct or supplement any provision which may be inconsistent with any other provision, or to make any other provisions for matters or questions arising under this Agreement which will not be inconsistent with the provisions of this Agreement;

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

                  15.4.3. to conform this Agreement to applicable laws and regulations, including without limitation, federal and state securities and tax laws and regulations, and the NASAA Guidelines;

                  15.4.4. in the form of a revision to or updating of Schedule A in accordance with Section 5.2 hereof; and

                  15.4.5. to elect for the Company to be governed by any successor to the California LLC Law, governing limited liability companies.

                  The Manager shall notify the Members within a reasonable time of the adoption of any amendment.

         15.5. Entire Agreement. This Agreement constitutes the entire Agreement between the parties and supersedes any and all prior agreements and representations, either oral or in writing, between the parties hereto regarding the subject matter contained herein.

         15.6. Waiver. No waiver by any party hereto or any breach of, or default under, any provision of this Agreement by any party shall be construed or deemed a waiver of any breach of or default under any other provision of this Agreement, and shall not preclude any party from exercising or asserting any rights under this Agreement for any future breach or default of the same provision of this Agreement.

         15.7. Severability. If any term, provision, covenant or condition of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the provisions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

         15.8. Application of California Law. This Agreement and the application or interpretation thereof shall be governed, construed, and enforced exclusively by its terms and by the law of the State of California.

         15.9. Captions. Section titles or captions contained in this Agreement are inserted only as a matter of convenience and for reference and in no way define, limit, extend or describe the scope of this Agreement.

         15.10. Number and Gender. Whenever the singular form is used in this Agreement it includes the plural when required by the context, and the masculine gender shall include the feminine and neuter genders.

         15.11. Counterparts. This Agreement may be executed in counterparts, any or all of which may be signed by Manager on behalf of the Members as their attorney-in-fact.

         15.12. Waiver of Action for Partition. Each of the parties hereto irrevocably waives during the term of the Company any right that it may have to maintain any action for partition for any property of the Company.

         15.13. Defined Terms. All terms used in this Agreement which are defined in the Prospectus shall have the meanings assigned to them in said Prospectus, unless this Agreement shall provide for a specific definition in
Article 2.

         15.14. Binding on Assignees. Each and all of the covenants, terms, provisions and agreements herein contained shall be binding upon and inure to the benefit of the successors and assigns of the respective parties hereto, subject to the provisions of Section 10.2, which control the assignment or other transfer of Company Interests.

NOW, THEREFORE, THIS AGREEMENT IS ENTERED INTO AS OF THE DATE FIRST ABOVE-WRITTEN BY THE PARTIES, ACTING THROUGH THE PERSONS AUTHORIZED TO EXECUTE THIS AGREEMENT IN THEIR BEHALF.

                       YOSEMITE MORTGAGE FUND II, LLC, Company

                                By:  MFP MANAGEMENT LLC, Manager

                                     By:        /s/  Steven M. Pontes
                                          ---------------------------------

                                          Steven M. Pontes, General Manager

                       MFP MANAGEMENT LLC, Manager

                                By:            /s/  Steven M. Pontes
                                     --------------------------------------

                                     Steven M. Pontes, General Manager

                       PONTES FINANCIAL GROUP, LTD., Initial Member
                                By:            /s/ Steven M. Pontes
                                     --------------------------------------

                                     Steven M. Pontes, President

                                       25